CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report, dated January 31, 2003, in Amendment Number 25 to the Registration Statement (Form N-1A No. 811-05550) of The Alger American Fund.

                                        ERNST & YOUNG LLP


New York, New York
May 1, 2003